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                               DURLAND & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

                           A PROFESSIONAL ASSOCIATION
                         340 ROYAL PALM WAY, 3RD FLOOR
                              PALM BEACH, FL 33480
                         (561) 822-9595 o FAX 822-0942


PICK Communications Corp.
8401 N.W. 53rd Terrace
Miami, Florida 33166

                         INDEPENDENT AUDITOR'S CONSENT

Ladies and Gentlemen:

We hereby consent to the inclusion in the Registration Statement of PICK Communications Corp. on Form S-1 Prospectus constituting part of the report, dated April 29, 1998, on the financial statements of the company, as of December 31, 1997 and 1996 and for the years then ended. We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such prospectus.


                                         /s/ Durland & Company, CPAs, P.A.
                                         ----------------------------------
                                             Durland & Company, CPAs, P.A.


Palm Beach, Florida
November 4, 1999